Exhibit 20.7
Page 1 of 3

                            Navistar Financial 1999 - A Owner Trust
                                  For the Month of June 1999
                              Distribution Date of July 15, 1999
                                    Servicer Certificate #2

Original Pool Amount                                            $714,764,750.47
Subsequent Receivables  (transferred 6/3/99)                              $0.00


Beginning Pool Balance                                          $690,784,778.67
Beginning Pool Factor                                                 0.9664505

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)          $16,543,342.17
     Interest Collected                                           $5,007,585.96

Additional Deposits:
     Repurchase Amounts                                                   $0.00
     Liquidation Proceeds / Recoveries                                    $0.00
Total Additional Deposits                                                 $0.00

Repos / Chargeoffs                                                  $894,496.43
Aggregate Number of Notes Charged Off                                        16

Total Available Funds                                            $21,079,867.16

Ending Pool Balance                                             $673,818,001.04
Ending Pool Factor                                                    0.9427130

Servicing Fee                                                       $575,653.98

Repayment of Servicer Advances                                      $471,060.97

Reserve Account:
     Beginning Balance  (see Memo Item)                          $31,584,051.89
     Target Percentage                                                    5.25%
     Target Balance                                              $35,375,445.05
     Minimum Balance                                             $14,295,295.01
     (Release) / Deposit                                                  $0.00
     Ending Balance                                              $31,584,051.89

Current Weighted Average APR:                                            8.668%
Current Weighted Average Remaining Term (months):                         48.63

Delinquencies                                              Dollars        Notes
    Installments:            1 - 30 days                $2,493,557.48     2,238
                             31 - 60 days                 $360,275.63       269
                             60+  days                     $46,708.02        33

     Total:                                             $2,900,541.13     2,238

     Balances:               60+  days                  $2,071,689.88        33

Memo Item - Reserve Account
     Prior Month                                       $31,336,447.50
+    Invest. Income                                             $0.00
+    Excess Serv.                                         $247,604.39
+    Transfer (to) / from Collections Account                   $0.00
     Beginning Balance                                 $31,584,051.89

Exhibit 20.7
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of June 1999

                                                                             NOTES

                                  TOTAL          CLASS A - 1     CLASS A - 2      CLASS A - 3      CLASS A - 4     CLASS B NOTES
                             $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Original Pool Amount
Distributions:
    Distribution Percentages                          100.00%            0.00%            0.00%            0.00%           0.00%
    Coupon                                            5.0025%          5.5500%          5.9500%          6.1300%         6.2200%

Beginning Pool Balance       $690,784,778.67
Ending Pool Balance          $673,818,001.04

Collected Principal           $16,072,281.20
Collected Interest             $5,007,585.96
Charge - Offs                    $894,496.43
Liquidation Proceeds / Recoveries      $0.00
Servicing                        $575,653.98
Cash Transfer from Reserve Account     $0.00
Total Collections Available
  for Debt Service            $20,504,213.18

Beginning Balance            $690,784,778.67  $123,020,028.20  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47

Interest Due                   $3,289,831.16      $512,839.74      $911,125.00      $991,666.67      $744,514.04     $129,685.71
Interest Paid                  $3,289,831.16      $512,839.74      $911,125.00      $991,666.67      $744,514.04     $129,685.71
Principal Due                 $16,966,777.63   $16,966,777.63            $0.00            $0.00            $0.00           $0.00
Principal Paid                $16,966,777.63   $16,966,777.63            $0.00            $0.00            $0.00           $0.00

Ending Balance               $673,818,001.04  $106,053,250.57  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Note / Certificate Pool Factor                         0.7215           1.0000           1.0000           1.0000          1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions           $20,256,608.79   $17,479,617.37      $911,125.00      $991,666.67      $744,514.04     $129,685.71

Interest Shortfall                     $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                    $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
    Total Shortfall                    $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                 $247,604.39
    (see Memo Item - Reserve Account)

Beginning Reserve
  Account Balance             $31,584,051.89
(Release) / Draw                       $0.00
Ending Reserve Acct Balance   $31,584,051.89

Exhibit 20.7
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of June 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                           5              4              3                 2                         1
                                        Feb-99         Mar-99         Apr-99            May-99                    Jun-99
Beginning Pool Balance                   N/A            N/A             N/A          $714,764,750.47          $690,784,778.67

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                        N/A            N/A             N/A              $343,521.31              $894,496.43
    Recoveries                           N/A            N/A             N/A                    $0.00                    $0.00

Total Charged Off (Months 5, 4, 3)                      N/A
Total Recoveries (Months 3, 2, 1)                     $0.00
Net Loss / (Recoveries) for 3 Mos                       N/A (a)

Total Balance (Months 5, 4, 3)                        $0.00 (b)

Loss Ratio Annualized  [(a/b) * (12)]                   N/A

Trigger:  Is Ratio > 1.5%                                No
                                                                      Apr-99            May-99                    Jun-99

B)   Delinquency Trigger:                                         $3,740,380.03        $2,147,552.13            $2,071,689.88
     Balance delinquency 60+ days                                       N/A                 0.30046%                 0.29990%
     As % of Beginning Pool Balance                                    1.28869%                 N/A                      N/A
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                  4.41880%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer